Exhibit 5.2

MBody AI Ltd.

September 22, 2026

September 22, 2026

MBody AI Ltd.

9205 West Russell Road, Building 3, Suite 240

Las Vegas, NV 89148

Re: MBody AI Ltd. Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. securities counsel to MBody AI Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the preparation and filing on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), including (i) a base prospectus (the “Base Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each such prospectus supplement, a “Prospectus Supplement”), relating to the registration of the offering and sale of the securities set forth therein, and (ii) a resale prospectus (the “Resale Prospectus”), relating to the resale of up to 12,379,581 ordinary shares (the “Resale Shares”), par value NIS 48.00 per share of the Company (the “Ordinary Shares”), that were issued to former shareholders of MBody AI Corp. as merger consideration following the consummation of the merger pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 12, 2025, by and among the Company, MBody AI Corp. and CC Merger Sub Inc.

The Registration Statement, the Base Prospectus and the Resale Prospectus relate to the proposed issuance and sale from time to time, pursuant to Rule 415 promulgated under the Act, of securities having a maximum aggregate offering price of $250,000,000 consisting of (i) Ordinary Shares, (ii) warrants to purchase Ordinary Shares (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent (the “Warrant Agent”) to be selected by the Company and named therein, (iii) rights to purchase Ordinary Shares (“Subscription Rights”), which may be issued under subscription rights agreements, by and between the Company and a right agent (the “Right Agent”) to be selected by the Company and named therein (each, a “Subscription Rights Agreement”) and (iv) units consisting of any combination of Ordinary Shares, Warrants and/or Subscription Rights (collectively, the “Units”), which may be issued under unit agreements, by and between the Company and a unit agent to be selected by the Company and named therein (each, a “Unit Agreement”), as well as the proposed resale of the Resale Shares from time to time, pursuant to Rule 415 promulgated under the Act. The Ordinary Shares, Warrants, Subscription Rights, Units and Resale Shares are collectively referred to herein as the “Securities.”

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus, the Resale Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

MBody AI Ltd.

September 22, 2026

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including, without limitation:

(i)	the Registration Statement;

(ii)	the Base Prospectus;

(iii)	the Resale Prospectus; and

(iv)	certificates of officers and representatives of the Company.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all individuals executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; and (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

With your consent, we have assumed that (i) each of the Warrants and any related Warrant Agreement, the Subscription Rights and any related Subscription Rights Agreement and the Units and any related Unit Agreement and any purchase, underwriting, sales agreement or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable, (ii) each of the Documents will be duly authorized, executed and delivered by the parties thereto, and (iii) each of the Documents will constitute valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery or performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance or delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Company’s organizational documents, each as then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

MBody AI Ltd.

September 22, 2026

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered as contemplated by the Registration Statement, the Base Prospectus, the Resale Prospectus and any Prospectus Supplement, as applicable; (ii) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered as contemplated by the Registration Statement, the Base Prospectus and such Prospectus Supplement; (iii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, the Base Prospectus, the Resale Prospectus and any Prospectus Supplement, as applicable, and the corporate action of the Company authorizing the issuance and sale and/or resale of such Securities; (iv) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities laws or blue sky laws of various states and in the manner stated in the Registration Statement, the Base Prospectus, the Resale Prospectus and any Prospectus Supplement, as applicable; and (v) the number of Ordinary Shares offered pursuant to the Registration Statement, the Base Prospectus and any Prospectus Supplement, as applicable, or, in the case of Warrants, Subscription Rights and Units, as applicable, represented by, comprising or issuable upon exchange, exercise or conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued Ordinary Shares.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof:

1. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement, when (a) a Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent named therein, (b) the specific terms of the particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Warrants have been duly executed, countersigned, issued and delivered against payment therefor in accordance with such Warrant Agreement and as contemplated by the Registration Statement, the Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, the Ordinary Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants by all necessary corporate action of the Company and in accordance with the terms of the Warrants and the Warrant Agreement, such Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to any Subscription Rights to be offered by the Company pursuant to the Registration Statement, when (a) a Subscription Rights Agreement has been duly authorized, executed and delivered by the Company and the Subscription Agent named therein, (b) the specific terms of the particular issuance of Subscription Rights have been duly established in accordance with such Subscription Rights Agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Subscription Rights have been duly executed, countersigned, issued and delivered against payment therefor in accordance with such Subscription Rights Agreement and as contemplated by the Registration Statement, the Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) the Securities relating to such Subscription Rights, as applicable, have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the terms of the Subscription Rights and the Subscription Rights Agreement, such Subscription Rights will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

MBody AI Ltd.

September 22, 2026

3. With respect to any Units to be offered by the Company pursuant to the Registration Statement, when (a) the applicable Unit Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company and the counterparty named therein, (b) the specific terms of the particular issuance of Units have been duly established in accordance with such Unit Agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Units have been duly executed, countersigned, issued and delivered against payment of the consideration therefor in accordance with such Unit Agreement and as contemplated by the Registration Statement, the Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the Ordinary Shares (A) comprising such Units and/or, (B) underlying the Warrants comprising such Units have been duly authorized and reserved for issuance, (ii) the Subscription Rights comprising such Units have been duly executed, countersigned, issued and delivered in accordance with the applicable Subscription Rights Agreement, and/or (iii) the Warrants comprising such Units have been duly executed, countersigned, issued and delivered in accordance with the applicable Warrant Agreement, in each case by all necessary corporate action of the Company and in accordance with the terms of such Units and such Unit Agreement, such Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

A. They are limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

B. With reference to, but without limiting in any way, qualification (A) above, any provisions of the Securities (i) regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding, (ii) imposing a payment obligation with respect to the Company’s obligations or (iii) whereby a party purports to ratify acts in advance of the occurrence of such acts, is or may be unenforceable in whole or in part under applicable law.

C. No opinion is expressed herein with respect to (i) the validity, binding effect or enforceability of any provision of the Securities that requires a person or entity to cause another person or entity to take or refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (ii) the validity, binding effect or enforceability of any provision of the Securities insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Securities (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Securities, and (iii) the acceptance by a Federal court located in the State of New York of jurisdiction in a dispute arising under the Securities.

MBody AI Ltd.

September 22, 2026

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the internal laws of the State of New York as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus included in the Registration Statement and under the heading “Legal Matters” in the Resale Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP